Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of  PLBY Group, Inc. of our audit report of Playboy Enterprises, Inc. as of and for the year ended December 31, 2020, with a report date of March 31, 2022.

/s/ Prager Metis CPAs LLP

Prager Metis CPAs LLP

El Segundo, California

March 31, 2022